POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitutes and appoints Arthur S. Gabinet, Mitchell J. Lindauer, Randy G. Legg, Taylor V. Edwards, Amee Kantesaria and Brian Wixted each as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my capacity as a Trustee/Director and/or Officer of, Oppenheimer Capital Appreciation Fund, Oppenheimer Developing Markets Fund, Oppenheimer Discovery Fund, Oppenheimer Discovery Mid Cap Growth Fund, Oppenheimer Diversified Alternatives Fund, Oppenheimer Dividend Opportunity Fund, Oppenheimer Emerging Markets Innovators Fund, Oppenheimer Equity Income Fund, Oppenheimer Global Fund, Oppenheimer Global Multi Strategies Fund, Oppenheimer Global Opportunities Fund, Oppenheimer Global Real Estate Fund, Oppenheimer Global Value Fund, Oppenheimer Gold & Special Minerals Fund, Oppenheimer Institutional Money Market Fund, Oppenheimer International Diversified Fund, Oppenheimer International Growth Fund, Oppenheimer International Small Company Fund, Oppenheimer International Value Fund, Oppenheimer Limited-Term Bond Fund, Oppenheimer Master International Value Fund, LLC, Oppenheimer Money Market Fund, Oppenheimer Multi-State Municipal Trust (on behalf of its series Oppenheimer Rochester New Jersey Municipal Fund, Oppenheimer Rochester Pennsylvania Municipal Fund and Oppenheimer Rochester High Yield Municipal Fund), Oppenheimer Portfolio Series (on behalf of its series Active Allocation Fund, Equity Investor Fund, Conservative Investor Fund and Moderate Investor Fund), Oppenheimer Quest For Value Funds (on behalf of Oppenheimer Global Allocation Fund, Oppenheimer Flexible Strategies Fund and Oppenheimer Small- & Mid- Cap Value Fund), Oppenheimer Real Estate Fund, Oppenheimer Rising Dividends Fund, Oppenheimer Rochester AMT-Free Municipal Fund, Oppenheimer Rochester AMT-Free New York Municipal Fund, Oppenheimer Rochester Arizona Municipal Fund, Oppenheimer Rochester California Municipal Fund, Oppenheimer Rochester Fund Municipals, Oppenheimer Rochester Intermediate Term Municipal Fund, Oppenheimer Rochester Limited Term California Municipal Fund, Oppenheimer Rochester Limited Term Municipal Fund, Oppenheimer Rochester Limited Term New York Municipal Fund, Oppenheimer Rochester Maryland Municipal Fund, Oppenheimer Rochester Massachusetts Municipal Fund, Oppenheimer Rochester Michigan Municipal Fund, Oppenheimer Rochester Minnesota Municipal Fund, Oppenheimer Rochester North Carolina Municipal Fund, Oppenheimer Rochester Ohio Municipal Fund, Oppenheimer Rochester Short Term Municipal Fund, Oppenheimer Rochester Virginia Municipal Fund, Oppenheimer Series Fund, Inc. (on behalf of its series Oppenheimer Value Fund), (the “Funds”), to sign on my behalf any and all Registration Statements (including any post-effective amendments to Registration Statements and Registration Statements on Form N-14) under the Securities Act of 1933 and the Investment Company Act of 1940, as applicable, any reports required to be filed under section 16 of the Securities Exchange Act of 1934 and the rules thereunder as applicable, and any amendments and supplements thereto, and proxy statements or other documents in connection thereunder, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, the power of attorney granted herein shall not in any manner revoke in whole or in part any power of attorney that I previously have executed. This power of attorney shall not be revoked by any subsequent power of attorney I may execute, unless such subsequent power specifically refers to this power of attorney or specifically states that the instrument is intended to revoke all prior general powers of attorney or all prior powers of attorney.

Dated this 4th day of March, 2014.

DESIGNATION OF PRINCIPALS:

/s/ David K. Downes                                                                      /s/ Joel W. Motley

David K. Downes                                                                                   Joel W. Motley

/s/ Matthew P. Fink                                                                           /s/ Joanne Pace

Matthew P. Fink                                                                               Joanne Pace

/s/ Edmund P. Giambastiani, Jr.                                                       /s/ Joseph M. Wikler

Edmund P. Giambastiani, Jr.                                                                    Joseph M. Wikler

/s/ William F. Glavin, Jr.                                                                     /s/ Peter I. Wold

William F. Glavin, Jr.                                                                                 Peter I. Wold

/s/ Mary F. Miller                                                                              /s/ Brian F. Wruble

Mary F. Miller                                                                                      Brian F. Wruble

DESIGNATION OF AGENTS:

/s/ Arthur S. Gabinet                                                                               /s/ Brian Wixted

Arthur S. Gabinet                                                                                     Brian Wixted

/s/ Randy G. Legg                                                                                /s/ Mitchell J. Lindauer

Randy G. Legg                                                                                       Mitchell J. Lindauer

/s/ Taylor V. Edwards                                                                            /s/ Amee Kantesaria

Taylor V. Edwards                                                                                  Amee Kantesaria

STATE OF NEW YORK         )

                                                )ss

COUNTY OF NEW YORK    )

On this 4th day of March, 2014, before me, the undersigned notary public, personally appeared David K. Downes, Matthew P. Fink, Edmund P. Giambastiani, Jr., William F. Glavin, Jr., Mary F. Miller, Joel W. Motley, Joanne Pace, Joseph M. Wikler, Peter I. Wold, Brian F. Wruble, Brian Wixted, Arthur S. Gabinet, Mitchell J. Lindauer, Randy G. Legg, Taylor V. Edwards and Amee Kantesaria, each of whom is known to me personally and each of whom executed the foregoing instrument and acknowledged that he or she executed the same as his or her free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Janette Aprilante

Signature of Notary

Janette Aprilante

Seal

My Commission Expires: _________________________